UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2009

MRV COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation)

001-11174 (Commission File No.)	06-1340090 (IRS Employer Identification No.)

20415 Nordhoff Street Chatsworth, California (Address of principal executive offices)	91311 (Zip Code)

Registrant’s telephone number, including area code
(818) 773-0900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2009, Spencer Capital Management, LLC, Spencer Capital Partners, LLC, Value Fund Advisors, LLC, Boston Avenue Capital, LLC, Yorktown Avenue Capital, LLC and Spencer Capital Opportunity Fund, LP, Charles M. Gillman, Michael J. McConnell and Kenneth H. Shubin Stein (collectively “Value Investors for Change”), and MRV Communications, Inc. (the “Company”) entered into an agreement (the “Settlement Agreement”) to settle matters pertaining to the contested election of directors to the Company’s Board of Directors (the “Board”) at the Company’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”).

Value Investors for Change previously filed definitive proxy materials in connection with its nomination of a slate of eight nominees for election to the Board at the Annual Meeting.  As of October 8, 2009, Boston Avenue Capital, LLC and Spencer Capital Opportunity Fund, LP beneficially own in the aggregate 1,937,860 shares of the Company’s common stock, par value $0.0017 per share.

Pursuant to the Settlement Agreement, Value Investors for Change will withdraw its director nominations with respect to the Annual Meeting and will not solicit proxies or make other proposals at the Annual Meeting.  In addition, the Company has received the irrevocable resignations of Harold Furchtgott-Roth, Guenter Jaensch and Daniel Tsui, effective immediately prior to the Annual Meeting.  Further, the Board has agreed to nominate Charles M. Gillman, Michael J. McConnell and Kenneth H. Shubin Stein (collectively, the “Designated Directors), each of whom was previously included in the slate proposed by Value Investors for Change, together with Baruch Fischer, Joan Herman, Michael Keane, Noam Lotan, Shlomo Margalit, Igal Shidlovsky and Philippe Tartavull (together with the Designated Directors, the “2009 Nominees”).  The Company has also agreed that if elected, Messrs. Gillman and Shubin Stein will become members of the Audit Committee of the Board which will be comprised of a total of four members, Dr. Shubin Stein will become a member of the Nomination and Governance Committee of the Board which will be comprised of a total of three members, and Mr. Gillman will become a member of the Compensation Committee of the Board which will be comprised of a total of three members.  In addition, the Board has agreed that it will select a new Chairman of the Board, Audit Committee and Compensation Committee from amongst Joan Herman, Michael Keane, Charles M. Gillman, Michael J. McConnell, Kenneth H. Shubin Stein and Philippe Tartavull, assuming such nominees are elected.  The Company further agreed that the sizes of the Board would not be increased or the sizes of the Committees changed, and that Value Investors for Change nominees would be entitled to one-third representation on any new committees until the 2011 Annual Meeting.  Finally, the Company agreed to reimburse Value Investors for Change for up to $1,000,000 of its reasonable, documented out-of-pocket costs.

The foregoing description of the Settlement Agreement is not complete and is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition

On October 12, 2009, the Company issued a press release announcing financial results for the fiscal year ended December 31, 2008.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Pursuant to the Settlement Agreement described in Item 1.01 to this Current Report on Form 8-K, the Company has received the irrevocable resignations of Harold Furchtgott-Roth, Guenter Jaensch and Daniel Tsui, effective immediately prior to the 2009 Annual Meeting.

Item 9.01.  Financial Statements and Exhibits

Exhibit Number	Description
10.1

Agreement, by and among Spencer Capital Management, LLC, Spencer Capital Partners, LLC, Value Fund Advisors, LLC, Boston Avenue Capital, LLC, Yorktown Avenue Capital, LLC and Spencer Capital Opportunity Fund, LP, Charles M. Gillman, Michael J. McConnell, Kenneth H. Shubin Stein and MRV Communications, Inc., dated as of October 8, 2009.

99.1	Press release of MRV Communications, Inc., dated October 12, 2009.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRV COMMUNICATIONS, INC.

Date: October 14, 2009	By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
VP, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Agreement, by and among Spencer Capital Management, LLC, Spencer Capital Partners, LLC, Value Fund Advisors, LLC, Boston Avenue Capital, LLC, Yorktown Avenue Capital, LLC and Spencer Capital Opportunity Fund, LP, Charles M. Gillman, Michael J. McConnell, Kenneth H. Shubin Stein and MRV Communications, Inc., dated as of October 8, 2009.

99.1	Press release of MRV Communications, Inc., dated October 12, 2009.